UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Airport Industrial Drive, Suite 100 Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	New York Stock Exchange
Depositary shares, each representing 1/20th interest in a share of 6.75% Series B Mandatory Convertible Preferred Stock, par value $0.01	GTLS.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Chart Industries, Inc., a Delaware corporation (the “Company”), Chart Inc., a Delaware corporation and wholly-owned subsidiary of the Company, owns certain shares of common stock in HTEC Hydrogen Technology & Energy Corporation, a Company incorporated under the British Columbia Business Corporation Act (“HTEC”).

On April 30, 2025 (the “Effective Date”), the Company entered into a Co-Investment Agreement (the “Co-Investment Agreement”) with certain affiliates of MSD Partners, L.P., a Delaware limited partnership (collectively, “BDT&MSD”), in connection with BDT&MSD’s purchase (the “Share Purchase”) of all of the shares of common stock of HTEC owned by (and from) ISQ HTEC HoldCo Limited, a company incorporated under the laws of the United Kingdom (“ISQ”), pursuant to a Share Purchase Agreement by and among BDT&MSD, ISQ, the Company and HTEC (the “SPA”). Following the consummation of the Share Purchase, which shall occur in the next several days, ISQ shall no longer own any equity interests in HTEC.

Pursuant to the Co-Investment Agreement, the Company and BDT&MSD have agreed to, among other terms, the following:

•

In the following circumstances, BDT&MSD shall have the right to sell to the Company all (and not less than all) of the shares of HTEC common stock acquired by BDT&MSD from ISQ on the Effective Date and which are still held by BDT&MSD at such time (the “Put Option”): (i) the third anniversary of the Effective Date, (ii) the date the Company undergoes a change of control (subject to certain exceptions), (iii) the date upon which the Company, during the period from the Effective Date through the third anniversary of the Effective Date, has made certain distributions to its shareholders (including cash or other dividends, or via a spin-off transaction) in excess of $900 million, (iv) the date upon which the Company’s leverage ratio exceeds certain thresholds, (v) the date of a bankruptcy event (including certain insolvency-related actions) involving the Company, (vi) the date of a bankruptcy event (including certain insolvency-related actions) involving HTEC and (vii) the date of a credit default by the Company where certain debt obligations of the Company become due and payable in full. In the event of such a bankruptcy event involving the Company, BDT&MSD shall also have certain rights to be paid cash liquidated damages by the Company in lieu of exercising the Put Option, which shall be calculated as the difference between the BDT&MSD Put Option Consideration (as defined below) and the then fair market value of the HTEC common stock (in the event such fair market value is less than the BDT&MSD Put Option Consideration) then held by BDT&MSD.

•

In the event that BDT&MSD exercises the Put Option, the Company shall pay to BDT&MSD an amount in cash equal to $51.20 per share (“Base Price”) in exchange for each relevant share of HTEC (the “BDT&MSD Put Option Consideration”); provided, however, that, upon the occurrence of the first triggering event that occurs on or after the third anniversary of the Effective Date (or if the first triggering event occurs prior thereto, but the closing of the Put Option has not been consummated prior to the third anniversary), the Base Price shall increase at the annualized rate of 11.25% until the closing of the Put Option.

•

Conversely, at any time from and after the third anniversary of the Effective Date, the Company shall have the right to purchase from BDT&MSD up to an aggregate of 85% of the shares of HTEC common stock acquired by BDT&MSD from ISQ on the Effective Date and which are still held by BDT&MSD at such time (the “Call Option”). In the event that the Company exercises the Call Option, the Company shall pay to BDT&MSD an amount in cash in exchange for such common stock such that BDT&MSD shall realize the greater of (i) an internal rate of return of 12.75% and (ii) a multiple on BDT&MSD’s invested capital of 1.80x, in each case with respect to each share of HTEC common stock which is subject to the Call Option.

•

In addition, the Company shall have (i) a right of first offer with respect to any shares of HTEC common stock acquired by BDT&MSD from ISQ on the Effective Date that BDT&MSD desires to transfer to any third party and (ii) a right of first refusal with respect to any such shares that BDT&MSD has determined to sell to a third party pursuant to a definitive agreement therewith (provided that the purchase consideration paid by the Company to BDT&MSD upon the Company’s exercise of such right of first refusal must be equal to 102% of the purchase consideration agreed to be paid by such third party).

•

In certain circumstances and subject to other requirements set forth in HTEC’s organizational documents and shareholder agreement, (i) following the third anniversary of the Effective Date, to the extent requested by BDT&MSD, the Company (and Chart) shall be required to consent to HTEC’s pursuit of an initial public offering (so long as the expected fair market value of the HTEC common stock at such time exceeds 3.5x the per share price paid by BDT&MSD and Chart on the Effective Date pursuant to the SPA), and (ii) following the third anniversary of the Effective Date, to the extent requested by BDT&MSD, the Company (and Chart) shall be required to consent to a sale process (or similar process related to a liquidity event) of HTEC, and Chart shall be subject to certain customary drag-along rights with respect thereto.

The Co-Investment Agreement shall terminate automatically upon the consummation of an initial public offering by HTEC of its common stock.

The foregoing summary of the Co-Investment Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Co-Investment Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the sale by ISQ of all of its equity interests in HTEC to BDT&MSD as further described above under Item 1.01 of this Current Report on Form 8-K, the following agreements, each of which has been previously disclosed by the Company, were terminated by all of the parties thereto as of the Effective Date: (i) that certain Co-Investment Agreement, dated as of September 7, 2021, by and between the Company and ISQ, and (ii) that certain Tri-Party Agreement, dated as of October 2, 2024, by and among the Company, HTEC, ISQ, Colin Armstrong and Cenco Innovations Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.
Date: May 5, 2025

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	President and Chief Executive Officer